UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    October 30, 2024
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On October 30, 2024 Albany International issued a news release reporting third quarter 2024 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Thursday October 31, 2024. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated October 30, 2024 reporting third-quarter 2024 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: October 30, 2024

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated October 30, 2024 reporting third-quarter 2024 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports Third-Quarter 2024 Results
ROCHESTER, N.H.--(BUSINESS WIRE)--October 30, 2024 — Albany International Corp. (NYSE:AIN) today reported operating results for its third quarter of 2024, which ended September 30, 2024.

"I am pleased with the overall results of the quarter as we focused on operational excellence evidenced by strong results at Machine Clothing and Free Cash Flow generation of $78 million year-to-date. We are addressing the issues announced earlier this month, with specific emphasis on our Salt Lake Facility. Revenues of $298 million was up $17 million or 6.1% over prior year," said President and CEO, Gunnar Kleveland.

"In Machine Clothing, revenues of $183 million grew year-over-year, driven by our Heimbach acquisition. Our global order backlog remains stable and we continue to make progress with the integration at Heimbach.

"In Engineered Composites, we recorded revenues of $115 million, while our profitability was impacted by our previously announced EAC adjustments. Our backlog is well over $1 billion and longer term we continue to see growth in our defense and commercial programs" concluded Kleveland.

For the third quarter ended September 30, 2024:
•Net revenues were $298 million, up 6.1%, or 5.8% after adjusting for currency translation, when compared to the prior year. MC's net revenues increased 9.9%, reflecting a full quarter of Heimbach Net revenues, which was partially offset by lower net revenues in the rest of the segment due to decreased sales in packaging and publication grades. AEC's net revenues were largely in line with the prior year, increasing 0.7%, primarily driven by growth on certain commercial and space programs, which was partially offset by lower revenues on CH-53K and other defense programs.
•Gross profit of $90 million was 11.2% lower than the $102 million reported for the same period of 2023; overall gross margin declined nearly 6.0% driven by changes in the estimated profitability of long-term contracts at AEC.
•Selling, General, and Administrative (SG&A) expenses were $52 million, largely in line with prior year.
•Operating income was $25 million, compared to $40 million in the prior year, the result of lower Gross profit at AEC and increased Technical, Research and Restructuring expenses at MC.
•Effective tax rate for the quarter was 6.6%, compared to 25.3% for the third quarter of 2023. The 2024 rate was lower primarily due to favorable discrete tax adjustments in the current period exceeding favorable discrete tax adjustments in the prior period.
•Net income attributable to the Company was $18 million ($0.57 per share), compared to $27 million ($0.87 per share) in the third quarter of 2023; Adjusted diluted earnings per share (or Adjusted diluted EPS, a non-GAAP measure) was $0.80 per share in the third quarter of 2024, compared to $1.02 per share in the third quarter of 2023. Adjusted EBITDA (a non-GAAP measure) was $54 million, compared to $65 million in the third quarter of 2023, a decrease of 17.2%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2024

The company is updating its guidance for the full year of 2024 as follows:
•Total company revenue between $1.23 billion to $1.25 billion;
•Effective income tax rate of approximately 27%;
•Capital expenditures in the range of $85 to $90 million;
•Adjusted diluted earnings per share between $3.10 and $3.30;
•Total company Adjusted EBITDA between $237 million to $247 million;
•Machine Clothing revenue between $745 million to $755 million;
•Machine Clothing Adjusted EBITDA between $238 million and $243 million;
•Albany Engineered Composites revenue between $485 million to $495 million; and
•Albany Engineered Composites Adjusted EBITDA between $68 million to $73 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$298,386	$281,106	$943,710	$824,325
Cost of goods sold	208,002	179,271	632,257	520,468

Gross profit	90,384	101,835	311,453	303,857
Selling, general, and administrative expenses	52,097	51,975	162,447	147,214
Technical and research expenses	10,844	9,708	35,369	30,303
Restructuring expenses, net	2,272	82	6,584	227

Operating income	25,171	40,070	107,053	126,113
Interest expense/(income), net	2,411	3,653	8,680	10,049
Other (income)/expense, net	3,257	56	5,932	(4,910)

Income before income taxes	19,503	36,361	92,441	120,974
Income tax expense	1,282	9,207	22,131	39,908

Net income	18,221	27,154	70,310	81,066
Net income attributable to the noncontrolling interest	192	45	366	396
Net income attributable to the Company	$18,029	$27,109	$69,944	$80,670

Earnings per share attributable to Company shareholders - Basic	$0.58	$0.87	$2.24	$2.59

Earnings per share attributable to Company shareholders - Diluted	$0.57	$0.87	$2.23	$2.58

Shares of the Company used in computing earnings per share:
Basic	31,251	31,185	31,234	31,163

Diluted	31,367	31,283	31,333	31,256

Dividends declared per Class A share	$0.26	$0.25	$0.78	$0.75

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$127,222	$173,420
Accounts receivable, net	271,975	287,781
Contract assets, net	195,782	182,281
Inventories	160,617	169,567
Income taxes prepaid and receivable	8,316	11,043
Prepaid expenses and other current assets	40,399	53,872
Total current assets	$804,311	$877,964

Property, plant and equipment, net	583,455	601,989
Intangibles, net	40,996	44,646
Goodwill	180,912	180,181
Deferred income taxes	26,979	22,941
Noncurrent receivables, net	—	4,392
Other assets	116,548	102,901
Total assets	$1,753,201	$1,835,014

Liabilities and Shareholders' Equity
Accounts payable	$77,873	$87,104
Accrued liabilities	138,700	142,988
Current maturities of long-term debt	555	4,218
Income taxes payable	1,593	14,369
Total current liabilities	218,721	248,679

Long-term debt	361,639	452,667
Other noncurrent liabilities	154,634	139,385
Deferred taxes and other liabilities	21,531	26,963
Total liabilities	756,525	867,694

Commitments and Contingencies

Shareholders' Equity:
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 40,916,568 issued in 2024 and 40,856,910 in 2023	41	41
Additional paid in capital	452,656	448,218
Retained earnings	1,056,514	1,010,942
Accumulated items of other comprehensive income:
Translation adjustments	(137,373)	(124,901)
Pension and postretirement liability adjustments	(17,341)	(17,346)
Derivative valuation adjustment	1,165	9,079
Treasury stock (Class A), at cost; 9,661,845 shares in 2024 and 2023	(364,665)	(364,665)
Total shareholders' equity	990,997	961,368
Noncontrolling interest	5,679	5,952
Total equity	996,676	967,320
Total liabilities and shareholders' equity	$1,753,201	$1,835,014

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$70,310	$81,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	61,813	50,164
Amortization	5,190	4,614
Change in deferred taxes and other liabilities	(7,552)	(1,264)
Impairment of property, plant and equipment	1,425	577
Non-cash interest expense	769	1,148
Compensation and benefits paid or payable in Class A Common Stock	4,438	5,189
Provision/(recovery) for credit losses from uncollected receivables and contract assets	40	641
Foreign currency remeasurement loss/(gain) on intercompany loans	2,263	(4,704)
Fair value adjustment on foreign currency contracts	1,105	581
Gain on sale of assets	(515)	—

Changes in operating assets and liabilities that provided/(used) cash, net of impact of business acquisition:
Accounts receivable	17,980	(18,172)
Contract assets	(15,194)	(16,550)
Inventories	5,918	(293)
Prepaid expenses and other current assets	2,768	(3,030)
Income taxes prepaid and receivable	2,602	1,597
Accounts payable	7,316	(6,661)
Accrued liabilities	(8,320)	(16,454)
Income taxes payable	(11,995)	(5,810)
Noncurrent receivables	(579)	2,276
Other noncurrent liabilities	(17)	(3,602)
Other, net	220	2,499
Net cash provided by operating activities	139,985	73,812

Cash flows from investing activities:
Purchase of business, net of cash acquired	—	(133,470)
Purchases of property, plant and equipment	(61,985)	(48,850)
Purchased software	(101)	(276)
Proceeds received from sale of assets	1,033	—
Net cash used in investing activities	(61,053)	(182,596)

Cash flows from financing activities:
Proceeds from borrowings	48,106	71,249
Principal payments on debt	(142,691)	(51,479)
Debt acquisition costs	—	(4,108)
Taxes paid in lieu of share issuance	(2,832)	(3,136)
Dividends paid	(24,356)	(23,365)
Net cash (used in)/provided by financing activities	(121,773)	(10,839)

Effect of exchange rate changes on cash and cash equivalents	(3,357)	(647)

(Decrease)/increase in cash and cash equivalents	(46,198)	(120,270)
Cash and cash equivalents at beginning of period	173,420	291,776
Cash and cash equivalents at end of period	$127,222	$171,506

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q3 2024	(Decrease)/ increase due to changes in currency translation rates	Q3 2024 revenues on same basis as Q3 2023 currency translation rates	Net revenues as reported, Q3 2023	% Change compared to Q3 2023, excluding currency rate effects
Machine Clothing	$183,033	$727	$182,306	$166,588	9.4%
Albany Engineered Composites	115,353	159	115,194	114,518	0.6%
Consolidated total	$298,386	$886	$297,500	$281,106	5.8%

(in thousands, except percentages)	Net revenues as reported, YTD 2024	(Decrease)/ increase due to changes in currency translation rates	YTD 2024 revenues on same basis as 2023 currency translation rates	Net revenues as reported, YTD 2023	% Change compared to 2023, excluding currency rate effects
Machine Clothing	$561,828	$(999)	$562,827	$479,027	17.5%
Albany Engineered Composites	381,882	161	381,721	345,298	10.5%
Consolidated total	$943,710	$(838)	$944,548	$824,325	14.6%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q3 2024	Gross profit margin, Q3 2024	Gross profit, Q3 2023	Gross profit margin, Q3 2023
Machine Clothing	$88,921	48.6%	$79,257	47.6%
Albany Engineered Composites	1,463	1.3%	22,578	19.7%
Consolidated total	$90,384	30.3%	$101,835	36.2%

(in thousands, except percentages)	Gross profit, YTD 2024	Gross profit margin, YTD 2024	Gross profit, YTD 2023	Gross profit margin, YTD 2023
Machine Clothing	$262,449	46.7%	$238,031	49.7%
Albany Engineered Composites	49,004	12.8%	65,826	19.1%
Consolidated total	$311,453	33.0%	$303,857	36.9%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended September 30, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$51,481	$(10,293)	$(22,967)	$18,221
Interest expense/(income), net	—	—	2,411	2,411
Income tax expense	—	—	1,282	1,282
Depreciation and amortization expense	8,094	13,154	1,062	22,310
EBITDA (non-GAAP)	59,575	2,861	(18,212)	44,224
Restructuring costs	2,976	34	31	3,041
Foreign currency revaluation (gains)/losses (a)	1,435	(348)	1,793	2,880
Other transition expenses	—	993	(509)	484
Strategic/integration costs	410	—	2,559	2,969
Pre-tax (income) attributable to noncontrolling interest	(41)	(8)	—	(49)
Adjusted EBITDA (non-GAAP)	$64,355	$3,532	$(14,338)	$53,549
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	35.2%	3.1%	—	17.9%

Three months ended September 30, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$50,710	$9,374	$(32,930)	$27,154
Interest expense/(income), net	—	—	3,653	3,653
Income tax expense	—	—	9,207	9,207
Depreciation and amortization expense	5,976	12,510	975	19,461
EBITDA (non-GAAP)	56,686	21,884	(19,095)	59,475
Restructuring costs	82	—	—	82
Foreign currency revaluation (gains)/losses (a)	(656)	19	516	(121)
CEO transition expenses	—	—	2,052	2,052
Inventory step-up impacting Cost of goods sold	1,370	—	—	1,370
Strategic/integration costs	—	273	1,642	1,915
Pre-tax (income) attributable to noncontrolling interest	—	(73)	—	(73)
Adjusted EBITDA (non-GAAP)	$57,482	$22,103	$(14,885)	$64,700
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	34.5%	19.3%	—	23.0%

Nine months ended September 30, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$153,276	$8,329	$(91,295)	$70,310
Interest expense/(income), net	—	—	8,680	8,680
Income tax expense	—	—	22,131	22,131
Depreciation and amortization expense	24,276	39,374	3,353	67,003
EBITDA (non-GAAP)	177,552	47,703	(57,131)	168,124
Restructuring costs	4,581	3,144	146	7,871
Foreign currency revaluation (gains)/losses (a)	(1,247)	(110)	636	(721)
Other transition expenses	—	993	984	1,977
Strategic/integration costs	1,468	182	3,409	5,059
Pre-tax (income) attributable to noncontrolling interest	(110)	(193)	—	(303)
Adjusted EBITDA (non-GAAP)	$182,244	$51,719	$(51,956)	$182,007
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues-non-GAAP)	32.4%	13.5%	—	19.3%

Nine months ended September 30, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$153,400	$27,460	$(99,794)	$81,066
Interest expense/(income), net	—	—	10,049	10,049
Income tax expense	—	—	39,908	39,908
Depreciation and amortization expense	15,682	36,246	2,850	54,778
EBITDA (non-GAAP)	169,082	63,706	(46,987)	185,801
Restructuring costs	227	—	—	227
Foreign currency revaluation (gains)/losses (a)	1,870	19	(3,609)	(1,720)
CEO transition expenses	—	—	2,052	2,052
Inventory step-up impacting Cost of goods sold	1,370	—	—	1,370
Strategic/integration costs	—	813	2,005	2,818
Pre-tax (income) attributable to noncontrolling interest	—	(474)	—	(474)
Adjusted EBITDA (non-GAAP)	$172,549	$64,064	$(46,539)	$190,074
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues-non-GAAP)	36.0%	18.6%	—	23.1%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended September 30, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$3,041	$345	$2,696	$0.09
Foreign currency revaluation (gains)/losses (a)	2,880	1,000	1,880	0.06
Other transition expenses	484	121	363	0.01
Strategic/integration costs	2,969	799	2,170	0.07

Three months ended September 30, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$82	$21	$61	$0.00
Foreign currency revaluation (gains)/losses (a)	(121)	(35)	(86)	0.00
CEO transition expenses	2,052	—	2,052	0.07
Inventory step-up impacting Cost of goods sold	1,370	411	959	0.03
Strategic/integration costs	1,915	476	1,439	0.05

Nine months ended September 30, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$7,871	$1,511	$6,360	$0.20
Foreign currency revaluation (gains)/losses (a)	(721)	(262)	(459)	(0.01)
Other transition expenses	1,977	443	1,534	0.05
Strategic/integration costs	5,059	1,373	3,686	0.12

Nine months ended September 30, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$227	$68	$159	$0.01
Foreign currency revaluation (gains)/losses (a)	(1,720)	(504)	(1,216)	(0.04)
CEO transition expenses	2,052	—	2,052	0.07
Withholding tax related to internal restructuring	—	(3,026)	3,026	0.10
Inventory step-up impacting Cost of goods sold	1,370	411	959	0.03
Strategic/integration costs	2,818	725	2,093	0.07

The following table provides a reconciliation of Diluted Earnings per share to Adjusted Diluted Earnings per share:

	Three months ended September 30,		Nine months ended September 30,
Per share amounts (Diluted)	2024	2023	2024	2023
Earnings per share attributable to Company shareholders - Basic (GAAP)	$0.58	$0.87	$2.24	$2.59
Effect of dilutive stock-based compensation plans	(0.01)	—	(0.01)	(0.01)
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$0.57	$0.87	$2.23	$2.58
Adjustments, after tax:
Restructuring costs	0.09	—	0.20	0.01
Foreign currency revaluation (gains)/losses (a)	0.06	—	(0.01)	(0.04)
CEO and other transition expenses	0.01	0.07	0.05	0.07
Withholding tax related to internal restructuring	—	—	—	0.10
Inventory step-up impacting Cost of goods sold	—	0.03	—	0.03
Strategic/integration costs	0.07	0.05	0.12	0.07
Adjusted Diluted Earnings per share (non-GAAP)	$0.80	$1.02	$2.59	$2.82

The calculations of net debt are as follows:

(in thousands)	September 30, 2024	December 31, 2023	September 30, 2023
Current maturities of long-term debt	$555	$4,218	$27,246
Long-term debt	361,639	452,667	463,339
Total debt	362,194	456,885	490,585
Cash and cash equivalents	127,222	173,420	171,506
Net debt (non-GAAP)	$234,972	$283,465	$319,079

The calculation of net leverage ratio as of September 30, 2024 is as follows:

Total Company
	Twelve months ended	Nine months ended		Trailing twelve months ended
(in thousands)	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2024 (non-GAAP) (b)
Net income/(loss) (GAAP)	$111,610	$81,066	$70,310	$100,854
Interest expense/(income), net	13,601	10,049	8,680	12,232
Income tax expense	48,846	39,908	22,131	31,069
Depreciation and amortization expense	76,733	54,778	67,003	88,958
EBITDA (non-GAAP)	250,790	185,801	168,124	233,113
Restructuring costs	282	227	7,871	7,926
Foreign currency revaluation (gains)/losses (a)	1,296	(1,720)	(721)	2,295
CEO and other transition expenses	2,719	2,052	1,977	2,644
Inventory step-up impacting Cost of goods sold	5,480	1,370	—	4,110
Strategic/integration costs	5,194	2,818	5,059	7,435
Pre-tax (income) attributable to noncontrolling interest	(665)	(474)	(303)	(494)
Adjusted EBITDA (non-GAAP)	$265,096	$190,074	$182,007	$257,029

(in thousands, except for net leverage ratio)	September 30, 2024
Net debt (non-GAAP)	$234,972
Trailing twelve months Adjusted EBITDA (non-GAAP)	257,029
Net leverage ratio (non-GAAP)	0.91

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

(b) Calculated as amounts incurred during the twelve months ended December 31, 2023, less those incurred during the nine months ended September 30, 2023, plus those incurred during the nine months September 30, 2024.

The tables below provide a reconciliation of forecasted full-year 2024 Adjusted EBITDA and Adjusted Diluted EPS (non-GAAP measures) to the comparable GAAP measures.

Forecast of Full Year 2024 Adjusted EBITDA	Machine Clothing		Engineered Composites
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (c)	$198	$203	$11	$17
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense/(income), net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	32	32	53	52
EBITDA (non-GAAP)	230	235	63	68
Restructuring costs	7	7	3	3
Foreign currency revaluation (gains)/losses (d)	(1)	(1)	—	—
Strategic/integration costs	2	2	—	—
Other transition expenses	—	—	1	1
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$238	$243	$68	$73
(c) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2024 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$84	$90
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense/(income), net	15	15
Income tax expense	31	34
Depreciation and amortization	91	92
EBITDA (non-GAAP)	220	230
Restructuring costs	10	10
Foreign currency revaluation (gains)/losses (d)	(1)	(1)
Strategic/integration costs	5	5
Other transition expenses	2	2
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$237	$247

	Total Company
Forecast of Full Year 2024 Earnings per share (diluted) (e)	Low	High
Net income attributable to the Company (GAAP)	$2.69	$2.89
Restructuring costs	0.26	0.26
Foreign currency revaluation (gains)/losses (d)	(0.01)	(0.01)
Other transition expenses	0.03	0.03
Strategic/integration costs	0.13	0.13
Adjusted Diluted Earnings per share (non-GAAP)	$3.10	$3.30

(d) Due to the uncertainty of these items, we are unable to forecast the full year impact for 2024. Amounts above represent actual results for the nine months ended September 30, 2024.
(e) Calculations based on weighted average shares outstanding estimate of approximately 31.3 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 32 facilities in 14 countries, employs approximately 6,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted diluted earnings per share (or Adjusted Diluted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted Diluted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Excluded costs or benefits, such as restructuring costs, foreign currency revaluation gains and losses, and costs related to strategic, acquisition, integration and other transition-related initiatives that the Company may take, do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted Diluted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during the current year and in future years; expectations in the current period and in future periods of revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted Diluted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor / Media Contact:
JC Chetnani
VP-Investor Relations and Treasurer
jc.chetnani@albint.com